     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1997


                                                      REGISTRATION NO. 333-23601
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            STRAYER EDUCATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   MARYLAND                                        8221
       (STATE OR OTHER JURISDICTION OF                 (PRIMARY STANDARD INDUSTRIAL
        INCORPORATION OR ORGANIZATION)                 CLASSIFICATION CODE NUMBER)

                                   52-1975978
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             1025 15TH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 408-2400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 RON K. BAILEY
                                   PRESIDENT
                            STRAYER EDUCATION, INC.
                             1025 15TH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 408-2400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   Copies to:

             WALTER G. LOHR, JR.                            STUART A. SHELDON
            HOGAN & HARTSON L.L.P.                    DOW, LOHNES & ALBERTSON, PLLC
            111 S. CALVERT STREET                    1200 NEW HAMPSHIRE AVENUE, N.W.
                  SUITE 1600                                    SUITE 800
             BALTIMORE, MD 21202                           WASHINGTON, DC 20036
                (410) 659-2700                                (202) 776-2000

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee and NASD filing fee, all amounts are estimates.

        SEC registration fee..............................................  $  9,618
        NASD filing fee...................................................     3,674
        Nasdaq National Market Listing Fee................................    15,450
        Accounting fees and expenses......................................    75,000
        Legal fees and expenses...........................................   100,000
        Printing and Engraving expenses...................................    85,000
        Transfer Agent and Registrar fees and expenses....................     1,500
        Miscellaneous Expenses............................................    59,758
                                                                            --------
                  Total...................................................  $350,000
                                                                            ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the College shall have any liability to the College or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter and By-laws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The Charter and By-laws provide that the Company will indemnify its directors and officers and may indemnify employees or agents of the Company to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. In addition, the Company's Charter provides that its directors and officers will not be liable to stockholders for money damages, except in limited instances. However, nothing in the Charter or By-laws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

     The form of underwriting agreement, filed as Exhibit 1.1 hereto, contains provisions by which the Underwriters agree to indemnify the Registrant and each officer, director and controlling person of the Registrant against certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On May 15, 1996, the Company issued 1,000 shares of Common Stock to Mr. and Mrs. Ron K. Bailey, as joint tenants with a right of survivorship for $1,000 in cash. No underwriting discount or commission was paid in connection with the sale. The sale was effected without registration under the Securities Act in reliance on the exemption provided by Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


EXHIBIT
NUMBER                                           DESCRIPTION
-------        --------------------------------------------------------------------------------
 1.01       -- Proposed form of Underwriting Agreement.
 3.01*      -- Articles of Incorporation of the Company.
 3.02*      -- Amended and Restated Bylaws of the Company.
 4.01*      -- Specimen Stock Certificate.
 5.01       -- Opinion of Hogan & Hartson L.L.P. as to the legality of the Common Stock being registered.
10.01*      -- Lease Agreement, dated as of June 1, 1996, between Strayer College, Inc. and
               Fredericksburg Investments, Inc.
10.02*      -- Lease Agreement, dated as of June 1, 1996, between Strayer College, Inc. and
               Beacon Investments, Inc.
10.03*      -- Lease Agreement, dated as of June 1, 1996, between Strayer College, Inc. and
               Battleview Investments, Inc.
10.04*      -- Lease Agreement, dated as of June 1, 1996, between Strayer College, Inc. and
               Central Investments, Inc.
10.05*      -- Lease Agreement, dated as of June 1, 1996, between Strayer College, Inc. and
               Potomac Investments, Inc.
10.06*      -- Lease Agreement, dated as of October 1, 1991, between Strayer College, Inc. and
               GLM-Highland Building Limited Partnership.
10.07*      -- Lease Agreement, dated as of June 15, 1993, between Strayer College, Inc. and
               Alexandria Tech Center I.
10.08*      -- Employment Agreement, dated as of June 1, 1996, between Strayer Education, Inc.
               and Ron K. Bailey.
10.09*      -- Employment Agreement, dated as of June 1, 1996, between Strayer College, Inc.
               and Harry T. Wilkins.
10.10*      -- 1996 Stock Option Plan
10.11*      -- Form of Tax Indemnification Agreement
10.12*      -- First Amendment to Agreement of Lease for Office Condominium Space, dated July
               25, 1994, between Strayer College, Inc. and Cross Creek Associates Limited
               Partnership.
10.13+      -- Lease Agreement, dated as of February 29, 1996, between Confederation Life
               Insurance Company (U.S.) in Rehabilitation and Strayer College, Inc.
10.14+      -- Office Building Lease, dated as of July 26, 1996, between Nikowski Limited
               Partnership and Strayer College, Inc.
10.15+      -- Office Lease Agreement, dated as of June 17, 1996, between 1133 Fifteenth Street
               Limited Partnership and Strayer College, Inc.
23.01       -- Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.01).
23.02+      -- Consent of Coopers & Lybrand L.L.P.
24.01+      -- Power of Attorney (contained in signature page).
27+         -- Financial Data Schedule.


---------------
 * Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-3967).
** To be filed by amendment.
 + Previously filed.
 + Included in electronic filing via EDGAR.
     (b) Financial Statement Schedules:

        Schedule II-- Valuation and Qualifying Accounts and report thereon

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being, made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

     The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES AND POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on April 16, 1997.


                                          STRAYER EDUCATION, INC.

                                          By: /s/        RON K. BAILEY
                                            ------------------------------------
                                            Ron K. Bailey
                                            Chief Executive Officer and
                                              President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


             SIGNATURES                                 TITLE                        DATE
-------------------------------------    -----------------------------------    ---------------

/s/ RON K. BAILEY                        Chief Executive Officer and             April 16, 1997
-------------------------------------    Director (Principal Executive
Ron K. Bailey                            Officer)

/s/ HARRY T. WILKINS                     Chief Financial Officer (Principal      April 16, 1997
-------------------------------------    Financial and Accounting Officer)
Harry T. Wilkins

*                                        Director                                April 16, 1997
-------------------------------------
Stanley G. Elmore

*                                        Director                                April 16, 1997
-------------------------------------
Todd A. Milano

*                                        Director                                April 16, 1997
-------------------------------------
Jennie D. Seaton

*                                        Director                                April 16, 1997
-------------------------------------
Roland Carey

*                                        Director                                April 16, 1997
-------------------------------------
Donald T. Benson

*                                        Director                                April 16, 1997
-------------------------------------
G. Thomas Waite

*                                        Director                                April 16, 1997
-------------------------------------
Donald Stoddard

*                                        Director                                April 16, 1997
-------------------------------------
Charlotte Beason

*By: /s/ HARRY T. WILKINS
     --------------------------------
     Harry T. Wilkins
     Attorney-in-fact

                            STRAYER EDUCATION, INC.
                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                       BALANCE       ADDITIONS                   BALANCE
                                                     BEGINNING OF    CHARGED TO                  END OF
                   DESCRIPTION                          PERIOD        EXPENSE      DEDUCTIONS    PERIOD
--------------------------------------------------   ------------    ----------    ----------    -------
Deduction from asset account:
  Allowance for doubtful accounts:
     Year ended December 31, 1996.................       $155           $788         $ (779)      $ 164
     Year ended December 31, 1995.................        135            655           (635)        155
     Year ended December 31, 1994.................        453            665           (983)        135
  Allowance for loan losses:
     Year ended December 31, 1996.................         49            205           (107)        147
     Year ended December 31, 1995.................         --             49             --          49

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Strayer Education, Inc.

     In connection with our audits of the consolidated financial statements of Strayer Education, Inc. as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, which financial statements are included in the Prospectus, we have also audited the consolidated financial statement schedule listed in Item 16 of Part II of the Registration Statement herein.

     In our opinion, this consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          Coopers & Lybrand L.L.P.

Washington, D.C.
January 31, 1997

                                 EXHIBIT INDEX


                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
NUMBER                                     DESCRIPTION                                    PAGE
-------        -------------------------------------------------------------------    ------------
 1.01       -- Proposed form of Underwriting Agreement. ..........................
 3.01*      -- Article of Incorporation of the Company. ..........................
 3.02*      -- Amended and Restated Bylaws of the Company. .......................
 4.01*      -- Specimen Stock Certificate. .......................................
 5.01       -- Opinion of Hogan & Hartson L.L.P. as to the legality of the Common
               Stock being registered. ...........................................
10.01*      -- Lease Agreement, dated as of June 1, 1996, between Strayer College,
               Inc. and Fredericksburg Investments, Inc. .........................
10.02*      -- Lease Agreement, dated as of June 1, 1996, between Strayer College,
               Inc. and Beacon Investments, Inc. .................................
10.03*      -- Lease Agreement, dated as of June 1, 1996, between Strayer College,
               Inc. and Battleview Investments, Inc. .............................
10.04*      -- Lease Agreement, dated as of June 1, 1996, between Strayer College,
               Inc. and Central Investments, Inc. ................................
10.05*      -- Lease Agreement, dated as of June 1, 1996, between Strayer College,
               Inc. and Potomac Investments, Inc. ................................
10.06*      -- Lease Agreement, dated as of October 1, 1991, between Strayer
               College, Inc. and GLM-Highland Building Limited Partnership. ......
10.07*      -- Lease Agreement, dated as of June 15, 1993, between Strayer
               College, Inc. and Alexandria Tech Center I. .......................
10.08*      -- Employment Agreement, dated as of June 1, 1996, between Strayer
               Education, Inc. and Ron K. Bailey..................................
10.09*      -- Employment Agreement, dated as of June 1, 1996, between Strayer
               College, Inc. and Harry T. Wilkins. ...............................
10.10*      -- 1996 Stock Option Plan.............................................
10.11*      -- Form of Tax Indemnification Agreement..............................
10.12*      -- First Amendment to Agreement of Lease for Office Condominium Space,
               dated July 25, 1994, between Strayer College, Inc. and Cross Creek
               Associates Limited Partnership. ...................................
10.13+      -- Lease Agreement, dated as of February 29, 1996, between
               Confederation Life Insurance Company (U.S.) in Rehabilitation and
               Strayer College, Inc. .............................................
10.14+      -- Office Building Lease, dated as of July 26, 1996, between Nikowski
               Limited Partnership and Strayer College, Inc. .....................
10.15+      -- Office Lease Agreement, dated as of June 17, 1996, between 1133
               Fifteenth Street Limited Partnership and Strayer College, Inc. ....
23.01       -- Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.01). ....
23.02+      -- Consent of Coopers & Lybrand L.L.P. ...............................
24.01+      -- Power of Attorney (contained in signature page). ..................
27+         -- Financial Data Schedule. ..........................................


---------------
 * Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-3967).
** To be filed by amendment.
 + Previously filed.
 + Included in electronic filing via EDGAR.